UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 16, 2006
Date of Report (Date of earliest event reported)

WHITE MOUNTAINS INSURANCE GROUP, LTD.
(Exact name of registrant as specified in its charter)

Bermuda	1-8993	94-2708455
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

Harborside Financial Center, Plaza 5,  Jersey City, New Jersey 07311-1114
(Address of principal executive offices)

(201) 631-3300
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 ELECTION OF DIRECTORS.

(d) White Mountains Insurance Group, Ltd. (“White Mountains”) issued a press release announcing the election, on November 16, 2006, of Morgan W. Davis to the Board of Directors.  The press release furnished herewith is attached as Exhibit 99.1 to this Form 8-K.

Mr. Davis currently serves as a director and President of American Centennial Insurance Company (“ACIC”), a wholly-owned subsidiary of White Mountains.  In addition, Mr. Davis currently serves as a director of Esurance Holdings, Inc. (“Esurance”), a wholly-owned subsidiary of White Mountains, and OneBeacon Insurance Group, Ltd. (“OneBeacon”), a majority-owned subsidiary of White Mountains.

Mr. Davis is paid $100,000 annually as a Director and President of ACIC, $75,000 annually (plus $2,000 per meeting attended) as a director of OneBeacon and $40,000 annually as a director of Esurance. Prior to Mr. Davis becoming a director of OneBeacon in October 2006, he was paid $50,000 annually as a director of OneBeacon Insurance Group LLC.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits.  The following exhibit is furnished herewith:

EXHIBIT INDEX

99.1 Press Release of White Mountains Insurance Group, Ltd. dated November 17, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WHITE MOUNTAINS INSURANCE GROUP, LTD.

DATED: November 21, 2006	By:	/s/	J. BRIAN PALMER
J. Brian Palmer Chief Accounting Officer